UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2023

UGI Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: 610 337-1000
Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange
Corporate Units	UGIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On December 12, 2023, UGI Corporation (the “Company”) reported on a Current Report on Form 8-K (the “Original Report”) that Roger Perreault had ceased to serve in his position as President and Chief Executive Officer of the Company and as a member of the Board of Directors (the “Board”) (and all committees thereof) of the Company. This amendment to the Original Report is being filed to provide information regarding the Separation Agreement and General Release (the “Separation Agreement”) and the Consulting Services Agreement (the “Consulting Agreement”), each entered into by and between Mr. Perreault and the Company and subsequently finalized. The information previously reported in the Original Report is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Report, Mr. Perreault will receive the severance benefits set forth in the Company’s Executive Severance Plan (the “Severance Plan”), a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 5, 2021. Pursuant to the Separation Agreement, Mr. Perreault will receive the following additional severance benefits: (i) a cash payment for 9,150 restricted stock units that were granted under the Company’s 2021 Incentive Award Plan and vested on January 1, 2024 and (ii) continuation of the financial planning benefit program through February 2025, consistent with the terms previously offered to Mr. Perreault in his capacity as the Company’s President and Chief Executive Officer.

In addition, under the Separation Agreement and pursuant to the Consulting Agreement, Mr. Perreault has agreed to serve as a consultant to the Company through August 28, 2024 to aid in the transition of responsibilities as the Company may request. Under the Consulting Agreement, Mr. Perreault will receive a lump sum payment of $300,000. The non-compete period pursuant to his Confidentiality, Non-Competition and Non-Solicitation Agreement, a copy of which was filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, also will be reduced to a one-year period from the effective date of the Separation Agreement. The Company retains the right to terminate the Consulting Agreement upon 30 days’ prior written notice.

The foregoing descriptions of the terms and conditions of the Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by the full text of the Agreements, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Amendment to Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and General Release by and between UGI Corporation and Roger Perreault.
10.2	Consulting Services Agreement by and between UGI Corporation and Roger Perreault.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

March 1, 2024	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary